                                                                    Exhibit 99.1

BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio 43271-0240
                                                                    NEWS RELEASE

                                                For further information contact:
[BANC ONE LOGO]                                      Jay S. Gould (614) 248-0189
                                                  John A. Russell (614) 248-5989


FOR RELEASE: January 20, 1998


           BANC ONE ANNOUNCES RECORD FOURTH QUARTER RESULTS INCLUDING
            RECORD NEW ACCOUNT GROWTH AND FAVORABLE TRENDS ACCELERATE
             AS CREDIT CARD LOSSES CONTINUE TO DECLINE AT FIRST USA
                                ----------------

BANC ONE CORPORATION, Columbus, Ohio (NYSE:ONE) reported record 1997 fourth quarter earnings of $474.8 million, or $0.79 per share, and full-year 1997 earnings of $1.306 million or $2.19 per share.

Excluding second quarter First USA acquisition and strategic initiative charges, and related quarterly securitization gain accounting adjustments, fourth quarter earnings were $503.8 million, or $0.84 per share, both up 14 percent over the year-ago quarter, with record full-year results of $1.811 billion or $3.04 per share, up 8 percent and 10 percent, respectively, over 1996.

During 1997, First USA opened a record 8.1 million new accounts including a new record of 2.4 million accounts in the fourth quarter. At year-end 1997, managed credit card assets totaled $40.8 billion, up $6.0 billion or 17 percent from the end of 1996. Cardmembers totaled 40.5 million at year-end, up 12 percent from the end of 1996.

John B. McCoy, Chairman and Chief Executive Officer of BANC ONE CORPORATION, said, "We are extremely pleased with our earnings performance for the fourth quarter and the year. Our credit card operations posted their third consecutive quarter of record new accounts while the managed credit card net charge off ratio declined and other credit quality measures remained steady. We essentially completed our Project One reengineering efforts and we are starting to realize the rewards of that effort now. In addition, with fourth quarter earnings up significantly from third quarter levels, we expect that our earnings momentum will continue to build through 1998."

In portfolios where loan growth is being emphasized, credit card receivables were up 20 percent, consumer loans up 16

                                     -more-

BANC ONE
page 2

percent, and commercial loans up 7 percent during 1997. Fourth quarter net interest income on a managed basis totaled $2.057 billion, up 11 percent from the prior-year quarter. This reflected the positive impact of a managed average net interest margin of 6.27 percent, up 16 basis points from the 1996 fourth quarter. Fourth quarter 1997 return on average common equity was 18.93 percent.

Net charge-offs during the 1997 fourth quarter totaled $290.3 million and represented 1.38 percent of average loans, little changed from $289.4 million and 1.34 percent in the 1997 third quarter. Net charge-offs on managed credit card loans declined to 5.37 percent during the 1997 fourth quarter from 5.61 percent in the year-ago quarter and from 5.78 percent in the 1997 third quarter.

BANC ONE has a pending affiliation with First Commerce Corporation headquartered in New Orleans, Louisiana, which is expected to be completed during the second quarter of 1998.

BANC ONE CORPORATION had managed total assets of $147.0 billion, total assets of $115.9 billion, and common equity of $10.2 billion at December 31, 1997. BANC ONE operates over 1,200 banking centers in 12 states. BANC ONE also owns several additional corporations that engage in a full range of financial services. Information about BANC ONE's financial results and its products and services can be accessed on the Internet at: http://www.bankone.com; through InvestQuest at: http://www.investquest.com; or through Fax-on-demand at: (614) 844-3860.

                                      ####

                                                For further information contact:
                                                     Jay S. Gould (614) 248-0189

                              1997 FOURTH QUARTER
                PERFORMANCE DISCUSSION AND FINANCIAL SUPPLEMENT

This discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties which may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, see the 1996 Form 10-K.

Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS
128) effective for financial statements issued for periods ending after December 15, 1997 was adopted. The term "earnings per share" used in this discussion refers to diluted earnings per common share in accordance with SFAS 128.

                                   DISCUSSION

SUMMARY OF RESULTS - 1997 FOURTH QUARTER AND FULL YEAR

Reported 1997 fourth quarter earnings were a record $474.8 million, up 7 percent from the year-ago quarter. Earnings per share in the 1997 fourth quarter were $0.79, up 7 percent from $0.74 in the 1996 fourth quarter. Excluding the impact of the previously announced accounting adjustment by First USA related to the recognition of securitization gains, earnings in the 1997 fourth quarter would have been $503.8 million or $0.84 per share, both up 14 percent from year-ago results.

Full-year 1997 reported earnings were $1,305.7 million down from $1,672.8 million in the prior year with earnings per share of $2.19, down from $2.77 for 1996. Excluding the 1997 second quarter charges related to the acquisition of First USA and other strategic initiatives, as well as the impact of the First USA recognition of securitization gains accounting adjustment, full-year 1997 earnings were a record $1,810.5 million, up 8 percent from 1996. On this same basis, full-year 1997 earnings per share would have been a record $3.04, up 10 percent from 1996 results.

Performance highlights compared with the 1997 third quarter:

o Return on average assets exceeded 1.6% and return on average common equity increased to 18.9%

o    Strong loan growth in targeted portfolios

o    Third consecutive quarter of record new credit card account generation

o    Demand deposit growth accelerated

o    Declining managed credit card net charge-offs

o    Lower expenses

Key quarterly and year-to-date performance ratios are listed below in Table 1.

                        TABLE 1 - KEY PERFORMANCE RATIOS

                                        4Q97      3Q97      4Q96
                                        ----      ----      ----
  Return on average assets              1.67%     1.51%     1.63%
  Return on average common equity      18.93     17.66     18.49
  Period end total equity to assets     8.95      8.92      8.80
  Period end tangible common equity
    to net assets                       7.84      7.88      7.98

"MANAGED" VS. "REPORTED" DISCUSSIONS

For funding and risk management purposes, loans are securitized, primarily in support of credit card activities. When securitized, the loans are removed from the balance sheet with related net revenue derived from these loans moving from net interest income and loan loss provision expense to the noninterest income loan servicing category. This complicates the understanding of underlying trends in "reported" net interest income, net interest margin, noninterest income, as well as the underlying growth rates of balance sheet "reported" loans and leases. Therefore, to better understand underlying trends, it is helpful to review selected results on a "managed" basis which adds to "reported" data on loans and leases and loans held for sale, data on "securitized" loans.

For the most part, the following discussion is on a "managed" basis which better characterizes the underlying trends and performance. For a discussion of those income statement categories most impacted by the differences between reported and managed presentations, refer to the "Selected 'As Reported' Discussion".

                       TABLE 2 - MANAGED INCOME STATEMENT

($ in millions)                                                                               Change
                                                             Change                           ------
                                     4Q97         3Q97       Amount           4Q96       Amount     Pct.
                                     ----         ----       ------           ----       ------     ----
*  Net interest income (TE)        $2,056.6     $2,044.7     $ 11.9         $1,855.7     $200.9     10.8%
*  Provision expense                  636.2        617.5       18.7            617.5       18.7      3.0
                                   --------     --------                    --------     ------
*  Net funds function               1,420.4      1,427.2       (6.8)         1,238.2      182.2     14.7
*  Noninterest income                 735.4        783.4      (48.0)           801.8      (66.4)    (8.3)
   Noninterest expense              1,481.4      1,537.6      (56.2)         1,377.3      104.1      7.6
        (TE) adjustment               (13.2)       (12.9)       0.3            (15.2)      (2.0)     nmv
                                   --------     --------     ------         --------     ------
Pretax income                         661.2        660.1        1.1            647.5       13.7      2.1
    Income taxes & (TE) adj.          186.4        226.9      (40.5)           205.5      (19.1)    (9.3)
                                   --------     --------     ------         --------     ------
Net income                         $  474.8     $  433.2     $ 41.6         $  442.0     $ 32.8      7.4%
(TE) Tax equivalent

*  Line items significantly impacted by "managed" vs. "reported" presentations.

MANAGED NET INTEREST INCOME AND MARGIN

Managed taxable equivalent net interest income in the 1997 fourth quarter was $2,056.6 million, up $11.9 million from the third quarter reflecting a $1.4 billion increase in average managed earning assets to $130.2 billion. This reflected a strong $1.9 billion increase in average managed loans (See Table 4), partially offset by a $0.5 billion decline in average investment securities.

The benefit of higher managed average earning assets was partially offset by a decline in the managed net interest margin (See Table 3).

The managed net interest margin in the 1997 fourth quarter decreased slightly to
6.27 percent from 6.30 percent in the 1997 third quarter. The managed net funds function, which represents the managed net interest margin less the managed provision for loan losses expressed as a percent of managed average earning assets, also declined during the 1997 fourth quarter to 4.33 percent from 4.40 percent in the third quarter. Compared with the year-ago quarter, the managed net interest margin and managed net funds function increased 16 basis points and 25 basis points, respectively.

                 TABLE 3 - MANAGED NET INTEREST MARGIN ANALYSIS

                           4Q97      3Q97(1)    Change     4Q96     Change
  MANAGED                  ----      -------    ------     ----     ------
  -------
  Net interest margin      6.27%     6.30%       (3)bp     6.11%     16bp
  Net funds function       4.33%     4.40%       (7)bp     4.08%     25bp

     (1) Restated to reflect the reclassification of selected securitization assets to investments from other assets.

MANAGED LOAN GROWTH

Early in 1997, a decision was made to cap or reduce the size of the commercial real estate portfolio. In our judgment, competition had driven deal terms and pricing to levels that were no longer prudent and profitable. A similar decision was made in 1996 to shrink the residential real estate portfolio because of unattractive returns. These portfolios declined at an annualized rate of 11 percent in the fourth quarter.

Conversely, other portfolios, namely credit cards, consumer loans, and non-real estate related commercial loans and leases were targeted for growth.

                   TABLE 4 - MANAGED LOAN GROWTH ANALYSIS (1)

($ in billions)                     Annualized Loan Growth Rates (2)
                                    --------------------------------
                        4Q97         4Q97     3Q97     2Q97     4Q97
                      Average         vs.      vs.      vs.      vs.
                    Outstandings     3Q97     2Q97     1Q97     4Q96
                    ------------     ----     ----     ----     ----
Wholesale              $ 24.5         4.3%     3.1%    16.3%     7.3%
Consumer                 34.5        10.0     14.0     17.2     15.6
Credit card              39.2        16.4     26.6      3.5     19.6
                       ------
      Targeted         $ 98.2        11.0%    16.0%    11.6%    14.9%
Nontargeted              15.1       (10.6)    (4.6)    (7.2)    (5.5)
                       ------
      Total            $113.3         8.0%    12.9%     8.8%    11.7%

     (1) Managed represents the total of on-balance sheet loans, securitized loans, and loans held for sale.
     (2) Growth rates reflect a restatement of prior periods to conform with current period presentation; e.g. acquisitions, dispositions, loan purchases/sales, and reclassifications.

Table 4 shows that the annualized growth rate in targeted loans was 11 percent during the 1997 fourth quarter with credit cards increasing at 16 percent, consumer loans at 10 percent, led by growth in home equity loans and auto leases, and commercial loans and leases at 4 percent.

DEPOSITS AND BORROWINGS

During the quarter free funding from demand deposits increased and the maturity structure of our liabilities was lengthened. Average noninterest bearing demand deposits increased $658 million, representing the third consecutive quarter of growth. Compared with the year-ago quarter, noninterest bearing demand deposits were up 14 percent.

And reflecting a strategy to lengthen the maturity of wholesale funding sources, on-balance sheet short-term borrowings were reduced through securitizations, as well as medium-term debt issuance. Specifically, average short-term borrowing decreased $2.7 billion during the fourth quarter due to the issuance of $1.2 billion of medium-term notes at the end of the 1997 third quarter to refinance commercial paper, as well as $2.9 billion of credit card and indirect automobile loan securitizations.

MANAGED NONINTEREST INCOME

Managed noninterest income totaled $735.4 million in the 1997 fourth quarter, down $48.0 million from the third quarter primarily reflecting an $88.9 million decline in venture capital income partially offset by increases in other fee activities.

Managed credit card related fees were essentially unchanged between quarters. As anticipated, there was a decline in current period securitization gains due to the fact that fourth quarter credit card securitizations totaled $2.3 billion, down from $6.1 billion in the 1997 third quarter. This negative impact was basically offset by an increase in interchange income and other fees.

Other loan servicing income declined $15.7 million related to a 1997 fourth quarter loss on an auto loan securitization, as well as a reclass of syndication fees to the other income category.

Service charges on deposit accounts increased $7.0 million from third quarter levels reflecting higher volume, as well as fees associated with Rapid Cash activities. At year end over 5,000 Rapid Cash machines were deployed, up from about 2,900 at the end of the prior quarter.

Excluding venture capital income, other income totaled $247.2 million, up $42.2 million from the 1997 third quarter. This increase reflected a variety of transactions spread over a number of fee income categories and activities, as well as the reclassification of syndication fees from other loans servicing noted above.

MANAGED NONINTEREST EXPENSE

Managed noninterest expense in the 1997 fourth quarter totaled $1,481.4 million, down $56.2 million from the third quarter reflecting a $110.4 million decline in marketing and development expenses primarily associated with credit card activities. And, as anticipated, Project One implementation costs continued to decline, totaling $26.9 million in the 1997 fourth quarter, down from $29.5 million in the prior quarter.

Partially offsetting these declines was a $24.9 million increase in outside services and processing. This increase reflected a combination of factors including the impact of some data processing project extensions, Year 2000 expenses, and overall higher levels of business activities including credit card and Rapid Cash expenses.

Similarly, the $16.1 million increase in depreciation expense from the 1997 third quarter was due to increased data processing equipment and expanded credit card operations facilities. Expanded facilities for credit card operations also accounted for the linked-quarter increases in net occupancy and equipment expenses.

PROVISION FOR INCOME TAXES

The effective tax rate in the 1997 fourth quarter declined to 28.2 percent from
34.4 percent in the third quarter and reflected primarily two factors. First, was a typical fourth quarter adjustment made to year-to-date tax accruals as exemplified by the decline in the effective tax rate between the 1996 third and fourth quarters from 33.1 percent to 31.7 percent. Second, was the implementation of proactive tax planning initiatives. The effective tax rate for full-year 1997 was 33.7 percent, up from 33.0 percent in 1996.

MANAGED LOAN LOSS PROVISION EXPENSE AND CREDIT QUALITY

The managed provision for loan losses totaled $636.2 million in the 1997 fourth quarter, up from $617.5 million in the prior quarter. Managed net charge-offs in the fourth quarter totaled $653.9 million, up from $636.2 million in the third quarter and represented 2.29 percent of average managed loans and leases, up from 2.27 percent in the prior quarter.

Table 5 shows net charge-off amounts and ratios expressed as an annualized percent of average loan balances.

                           TABLE 5 - NET CHARGE-OFFS

                                          4Q97                     3Q97
($ in millions)                    ------------------       ------------------
REPORTED                           Amount     Percent       Amount     Percent
--------                           ------     -------       ------     -------
Commercial                         $ 35.8       0.42%       $  6.4       0.07%
Consumer (excluding credit card)     81.4       0.86          77.8       0.83
Credit cards                        173.1       5.80         205.2       5.70
                                   ------                   ------
   Total                           $290.3       1.38%       $289.4       1.34%

MANAGED
-------
Credit cards - managed             $530.4       5.37%       $548.1       5.78%
   Total - managed                 $653.9       2.29%       $636.2       2.27%

Managed credit card net charge-offs declined $17.7 million between quarters with a corresponding decline in the managed net charge-off ratio to 5.37 percent from
5.78 percent. Compared with the 1997 third quarter credit card performance, the 6-month lagged managed charge-off ratio decline to 5.99 percent from 6.23 percent, with the 12-month lagged net charge-off ratio declining to 6.31 percent from 6.86 percent.

Reflecting seasonal factors, the over 90 day delinquency rate on managed credit cards increased to 2.29 percent at December 31, 1997 from 2.02 percent at the end of the third quarter, but was comparable to the 2.23 percent level at the end of the prior-year quarter. Also reflecting seasonal factors, the 30 day delinquency rate on managed credit cards increased to 5.16 percent at year-end, up from 4.85 percent at the end of September 1997 but was below the 5.22 percent level at the end of last year.

The increase in commercial net charge-offs between quarters related to the charge-off of three loans for which reserves had been established a number of quarters earlier. The 1997 fourth quarter net charge-off ratio for consumer loans, excluding credit cards, was 0.86 percent, little changed from 0.83 percent in the third quarter.

Total loans and leases delinquent 90 days or more at December 31, 1997 were $559.2 million and represented 0.66 percent of period-end loans and leases, down from $640.8 million or 0.77 percent at the end of the third quarter. The 90 day delinquency ratio on commercial loans decreased to 0.24 percent at quarter end down from 0.54 percent at September 30, 1997.

The December 31, 1997 allowance for loan losses represented 1.62 percent of period-end loans and leases, unchanged from September 30, 1997, and provided nonperforming loan coverage of 324 percent, up from 314 percent at the end of the third quarter. Nonperforming assets at December 31, 1997 totaled $476.2 million and represented 0.56 percent of period-end loans and leases, down from the end of the third quarter.

CREDIT CARD PERFORMANCE HIGHLIGHTS

The generation of new credit card business during the 1997 fourth quarter remained very strong with a record 2.4 million new credit card accounts being opened, the third consecutive quarter of record new account generation. This reflected a number of premier names signed in the partnership area including the American Medical Association, Special Olympics, and E-Trade. Of the accounts opened during the 1997 fourth quarter, 2.0 million represented VISA/MasterCard accounts, equaling the new VISA/MasterCard relationships in the third quarter. At the end of the 1997 fourth quarter Cardmembers totaled 40.5 million.

At December 31, 1997, managed credit cards totaled $40.8 billion, up $1.9 billion from September 30, 1997, and up 17.1 percent from the end of 1996.

CAPITAL

Capital levels remained strong. The December 31, 1997 total equity to assets ratio was 8.95 percent, up slightly from September 30, 1997. The tangible common equity to tangible assets ratio declined slightly to 7.84 percent.

INTEREST RATE RISK

One objective of interest rate risk management continues to be to effectively minimize the impact of changes in interest rate levels on net income. Sophisticated modeling techniques and risk management methodologies are used to model this impact. The basic process and current results are as follows.

First, net income is modeled using the historical volatility of market rates to calculate probable future rate movements. Second, and given the low volatility of interest rates in recent years, the impact on net income of a +/- 100 basis point immediate and parallel shift in rates is also modeled. Then the modeled scenario producing the most adverse impact on net income becomes the measuring standard to which interest rate risk is managed. Of these two scenarios, the +100 basis point scenario currently results in the more adverse net income impact.

Specifically, current modeling estimates that if rates increased by 100 basis points, net income could decline by two percent over the following twelve month period. Conversely, if rates declined by 100 basis points, net income could increase by about two percent.

We have also recently modeled the estimated impact on net income if the yield curve were to become inverted by 60 basis points within the bank range;i.e. Fed Funds to 5 years. These results suggest a possible decline in net income of no more than one percent over the next twelve month period. This suggests that net income might only be modestly exposed to a yield curve inversion in the bank range of the yield curve.

In summary, we believe our approaches yield results that are reasonable and prudent and consistent with our stated objective.

But what is difficult, if not impossible to predict, however, is the impact an inverted yield curve, or just the current low level of interest rates, could have on customer behavior with regard to their borrowing and investing activities, and therefore on our future loan and deposit growth.

                       SELECTED "AS REPORTED" DISCUSSION

REPORTED NET INTEREST INCOME AND MARGIN

Taxable equivalent net interest income in the 1997 fourth quarter was $1,332.0 million, down $44.2 million from the third quarter reflecting declines in both average earning assets and reported net interest margin due to loan securitizations late in the 1997 third quarter and fourth quarter. Reported average earning assets in the 1997 fourth quarter decreased $2.6 billion reflecting a $2.0 billion decline in average loans and leases, as well as the continued planned sales of investment securities. Refer to Table 6 for reported net interest margin detail.

                TABLE 6 - REPORTED NET INTEREST MARGIN ANALYSIS

                              4Q97     3Q97     Change         4Q96     Change
  REPORTED                    ----     ----     ------         ----     ------
  --------
  Net interest margin         5.33%    5.37%      (4)bp        5.52%     (19)bp
  Net funds function          4.24%    4.31%      (7)bp        4.22%       2 bp

REPORTED NONINTEREST INCOME

Reported noninterest income totaled $1,095.3 million in the 1997 fourth quarter, down $7.6 million from the third quarter primarily reflecting an $88.9 million decline in venture capital income partially offset by increases in other fee activities.

Reported credit card servicing income increased $65.9 million. This increase was favorably impacted by the higher level of securitized loans and interchange income and lower net charge-off levels associated with securitized credit cards. These increases were partially offset by lower current period securitization gains as securitizations totaled $2.3 billion, down from $6.1 billion in the 1997 third quarter. As previously announced, the third quarter's high level of securitizations reflected an acceleration of issuances into the 1997 third quarter to take advantage of the third quarter's favorable asset backed securities markets.

Primarily reflecting the movement of interchange income on credit card loans securitized during the quarter to credit card servicing income, reported credit card and merchant processing income declined $21.0 million from the third quarter.

                                      ###

BANC ONE CORPORATION AND SUBSIDIARIES                                                                             17-Jan-98
                                                                                 QUARTERLY RESULTS                 02:43 PM
----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED KEY FINANCIAL HIGHLIGHTS                         December 31,  September 30,   December 31,      Chg from
(millions, except per common share amounts) (unaudited)               1997           1997           1996     Prior Year
----------------------------------------------------------------------------------------------------------------------------
EARNINGS AND DIVIDENDS
Net income                                                     $     474.8    $     433.2    $     442.0           7.4%
Net income per common share  -Basic (3)                               0.81           0.74           0.77           5.2%
                             -Diluted (3)                             0.79           0.73           0.74           6.8%
Dividends per common share (1)                                        0.38           0.38           0.34          11.8%

KEY PERFORMANCE RATIOS (2)
Return on average assets                                              1.67%          1.51%          1.63%
Return on average common equity                                      18.93%         17.66%         18.49%
Return on average total equity                                       18.76%         17.46%         18.23%
Net interest margin (TE) -Managed                                     6.27%          6.30%          6.11%
Net funds function (TE) -Managed                                      4.33%          4.40%          4.08%

CAPITAL
Tier I capital                                                 $   8,700.5    $   8,462.8    $   9,556.9          -9.0%
Total qualifying capital                                          13,409.3       13,140.3       13,482.2          -0.5%
Total risk adjusted assets                                       102,310.6      100,555.5       95,788.5           6.8%
Tier I capital ratio                                                  8.50%          8.42%          9.98%
Total risk adjusted capital ratio                                    13.11%         13.07%         14.07%
Leverage ratio                                                        7.91%          7.61%          8.88%
Average total equity to average assets                                8.93%          8.67%          8.92%
Tangible common equity to net assets                                  7.84%          7.88%          7.98%

INTANGIBLES - PERIOD END
Goodwill                                                       $     741.8    $     751.4    $     508.4          45.9%
Other intangibles                                                    512.2          341.8          264.4          93.7%
                                                     ---------------------------------------------------
Total intangibles                                              $   1,254.0    $   1,093.2    $     772.8          62.3%

COMMON STOCK DATA
Book value per common share                                    $     17.48    $     16.96    $     16.93           3.2%
Price per common share:
   High                                                        $     59.81    $     57.31    $     47.88
   Low                                                               47.31          47.56          40.38
   Close                                                             54.31          56.00          43.00          26.3%

                                                                                    YEAR TO DATE RESULTS
                                                                                    Twelve Months Ended
                                                              --------------------------------------------------------------
CONSOLIDATED KEY FINANCIAL HIGHLIGHTS                         December 31,                   December 31,         Chg from
(millions, except per common share amounts) (unaudited)               1997                           1996        Prior Year
----------------------------------------------------------------------------------------------------------------------------
EARNINGS AND DIVIDENDS
Net income                                                    $   1,305.7                    $   1,672.8         -21.9%
Net income per common share  -Basic (3)                              2.25                           2.88         -21.9%
                             -Diluted (3)                            2.19                           2.77         -20.9%
Dividends per common share (1)                                       1.52                           1.36          11.8%

KEY PERFORMANCE RATIOS (2)
Return on average assets                                             1.16%                          1.59%
Return on average common equity                                     13.33%                         17.83%
Return on average total equity                                      13.22%                         17.56%
Net interest margin (TE) -Managed                                    6.25%                          6.06%
Net funds function (TE) -Managed                                     4.32%                          4.38%

   (TE) = taxable equivalent
   (1) As originally reported
   (2) Annualized
   (3) Amounts restated to conform with new accounting pronouncements

                                                                                                                      Page 9

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                        QUARTERLY RESULTS

                                                                      Three Months Ended
                                                         -----------------------------------------
CONSOLIDATED STATEMENT OF INCOME                         December 31,   September 30,  December 31,     Chg from
                                                                 1997           1997           1996    Prior Year
(millions, except per common share amounts) (unaudited)
-------------------------------------------------------------------------------------------------------------------
INTEREST INCOME                                             $ 2,312.2      $ 2,387.1     $ 2,296.9          0.7%
INTEREST EXPENSE                                                993.4        1,023.8         951.2          4.4%
                                                            --------------------------------------
  NET INTEREST INCOME                                         1,318.8        1,363.3       1,345.7         -2.0%

PROVISION FOR CREDIT LOSSES                                     272.6          270.8         319.6        -14.7%
                                                            --------------------------------------
  Net interest income after provision for credit losses       1,046.2        1,092.5       1,026.1

NONINTEREST INCOME
Investment management and advisory activities                    82.3           82.8          77.0          6.9%
Service charges on deposit accounts                             184.3          177.3         170.3          8.2%

Loan processing and servicing income:
   Mortgage banking                                              18.3           18.0          22.3        -17.9%
   Credit card and merchant processing fees                      23.7           44.7          74.0        -68.0%
   Credit card servicing income                                 533.9          468.0         260.1        105.3%
   Other loan servicing income                                   (5.8)           9.9           6.0       -196.7%
                                                            --------------------------------------
       Total loan processing and servicing income               570.1          540.6         362.4         57.3%

Securities gains                                                 13.9           10.8           9.5          N/A

Other income:
   Insurance                                                     35.9           38.5          36.9         -2.7%
   Securities brokerage                                          24.5           27.1          23.5          4.3%
   Investment banking                                            14.2           11.5          13.3          6.8%
   Other                                                        170.1          214.3         303.5        -44.0%
                                                            --------------------------------------
       Total other income                                       244.7          291.4         377.2        -35.1%
                                                            --------------------------------------
               Total noninterest income                       1,095.3        1,102.9         996.4          9.9%

NONINTEREST EXPENSE
Salaries and related costs                                      616.0          618.2         572.6          7.6%
Net occupancy expense, exclusive of depreciation                 56.4           53.4          44.1         27.9%
Equipment expense                                                38.4           36.3          32.3         18.9%
Depreciation                                                     98.4           82.3          80.1         22.8%
Amortization of intangibles                                      26.4           31.8          38.2        -30.9%
Outside services and processing                                 249.9          225.0         189.6         31.8%
Marketing and development                                       136.1          246.5         149.4         -8.9%
Communication and transportation                                118.9          109.6         100.3         18.5%
Other                                                           139.8          132.2         168.4        -17.0%
                                                            --------------------------------------
               Total noninterest expense                      1,480.3        1,535.3       1,375.0          7.7%
                                                            --------------------------------------

INCOME BEFORE INCOME TAXES                                      661.2          660.1         647.5          2.1%
Provision for income taxes                                      186.4          226.9         205.5         -9.3%
                                                            --------------------------------------
NET INCOME                                                  $   474.8      $   433.2     $   442.0          7.4%
                                                            ======================================

Net income per common share  -Basic (2)                     $    0.81      $    0.74     $    0.77          5.2%
                             -Diluted (2)                   $    0.79      $    0.73     $    0.74          6.8%
Common shares outstanding - period end (1)                      585.9          584.8         570.7          2.7%
Weighted average common shares outstanding -Basic (2)           585.9          583.0         569.9          2.8%
                                           -Diluted (2)         598.7          599.1         598.9         -0.0%

     (1)  Net of 1.3, .7, and 5.8 million treasury shares as of December 31, 1997, September 30, 1997, and December
          31, 1996 respectively.

     (2)  Amounts restated to conform with new accounting pronouncements                                    Page 10

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                          YEAR TO DATE RESULTS

                                                                          Twelve Months Ended
                                                        ---------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME                             December 31,                      December 31,            Chg from
                                                                     1997                              1996           Prior Year
(millions, except per common share amounts) (unaudited)
--------------------------------------------------------------------------                --------------------------------------
INTEREST INCOME                                                $  9,383.2                        $  8,736.2               7.4%
INTEREST EXPENSE                                                  3,990.9                           3,597.6              10.9%
                                                        -----------------                 -----------------
  NET INTEREST INCOME                                             5,392.3                           5,138.6               4.9%

PROVISION FOR CREDIT LOSSES                                       1,211.1                             942.7              28.5%
                                                        -----------------                 -----------------
  Net interest income after provision for credit losses           4,181.2                           4,195.9

NONINTEREST INCOME
Investment management and advisory activities                       315.5                             279.1              13.0%
Service charges on deposit accounts                                 702.4                             654.1               7.4%

Loan processing and servicing income:
   Mortgage banking                                                  76.0                              88.7             -14.3%
   Credit card and merchant processing fees                         150.9                             280.7             -46.2%
   Credit card servicing income                                   1,558.2                           1,059.2              47.1%
   Other loan servicing income                                       17.1                              24.7             -30.8%
                                                        -----------------                 -----------------
       Total loan processing and servicing income                 1,802.2                           1,453.3              24.0%

Securities gains                                                     57.0                              16.7               N/A

Other income:
   Insurance                                                        159.5                             135.3              17.9%
   Securities brokerage                                              94.1                              90.4               4.1%
   Investment banking                                                48.1                              39.5              21.8%
   Other                                                            657.1                             694.5              -5.4%
                                                        -----------------                 -----------------
       Total other income                                           958.8                             959.7              -0.1%
                                                        -----------------                 -----------------
               Total noninterest income                           3,835.9                           3,362.9              14.1%

NONINTEREST EXPENSE
Salaries and related costs                                        2,367.5                           2,204.6               7.4%
Net occupancy expense, exclusive of depreciation                    209.9                             192.1               9.3%
Equipment expense                                                   133.7                             125.2               6.8%
Depreciation                                                        338.7                             300.8              12.6%
Amortization of intangibles                                         119.6                             146.7             -18.5%
Outside services and processing                                     859.1                             674.2              27.4%
Marketing and development                                           712.9                             445.9              59.9%
Communication and transportation                                    427.6                             378.4              13.0%
Restructuring charges                                               337.3                               0.0               N/A
Other                                                               542.5                             594.1              -8.7%
                                                        -----------------                 -----------------
               Total noninterest expense                          6,048.8                           5,062.0              19.5%
                                                        -----------------                 -----------------

INCOME BEFORE INCOME TAXES                                        1,968.3                           2,496.8             -21.2%
Provision for income taxes                                          662.6                             824.0             -19.6%
                                                        -----------------                 -----------------
NET INCOME                                                     $  1,305.7                        $  1,672.8             -21.9%
                                                        =================                 =================

Net income per common share  -Basic (1)                        $     2.25                        $     2.88             -21.9%
                             -Diluted (1)                      $     2.19                        $     2.77             -20.9%
Weighted average common shares outstanding -Basic (1)               574.9                             575.0              -0.0%
                                           -Diluted (1)             596.1                             603.9              -1.3%


   (1) Amounts restated to conform with new accounting pronouncements                                                    Page 11

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                                           QUARTERLY RESULTS

CONSOLIDATED BALANCE SHEET                                     December 31,      September 30,       December 31,    Chg from
                                                                       1997               1997               1996   Prior Year
(millions, except per common share amounts) (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                          $  7,727.4         $  6,474.6         $  6,524.4        18.4%
Short-term investments                                                838.3              673.0              680.7        23.2%
Loans held for sale                                                 2,362.0              466.0            1,473.8        60.3%
SECURITIES:
    Securities held to maturity                                       785.3              723.1            4,397.9       -82.1%
    Securities available for sale                                  14,467.9           14,704.2           14,733.8        -1.8%
                                                          -------------------------------------------------------
          Total securities                                         15,253.2           15,427.3           19,131.7       -20.3%

LOANS AND LEASES:
    Managed                                                       113,186.8          112,514.3          101,960.7        11.0%
    Securitized                                                   (31,134.0)         (29,773.3)         (22,571.0)       37.9%
                                                          -------------------------------------------------------
          Total loans and leases - reported                        82,052.8           82,741.0           79,389.7         3.4%

Allowance for credit losses                                        (1,325.9)          (1,343.6)          (1,197.7)       10.7%
                                                          -------------------------------------------------------
          Net loans and leases                                     80,726.9           81,397.4           78,192.0         3.2%

Other assets:
    Bank premises and equipment, net                                1,882.2            1,832.0            1,799.2         4.6%
    Interest earned, not collected                                    821.3              902.5              782.1         5.0%
    Other real estate owned                                            66.6               57.1               53.0        25.7%
    Excess of cost over net assets of affiliates purchased            741.8              751.4              508.4        45.9%
    Other                                                           5,481.6            5,145.7            3,008.2        82.2%
                                                          -------------------------------------------------------
          Total other assets                                        8,993.5            8,688.7            6,150.9        46.2%
                                                          -------------------------------------------------------
          Total assets                                           $115,901.3         $113,127.0         $112,153.5         3.3%
                                                          =======================================================


LIABILITIES
DEPOSITS:
    Non-interest bearing                                         $ 18,444.2         $ 17,287.1         $ 16,340.6        12.9%
    Interest bearing                                               58,970.1           58,495.1           57,882.4         1.9%
                                                          -------------------------------------------------------
          Total deposits                                           77,414.3           75,782.2           74,223.0         4.3%
Federal funds purchased and repurchase agreements                  10,708.2            8,220.0           12,858.5       -16.7%
Other short-term borrowings                                         3,095.7            4,437.3            5,466.9       -43.4%
Long-term borrowings                                               11,066.4           11,370.9            6,827.8        62.1%
Accrued interest payable                                              489.7              503.2              468.6         4.5%
Other liabilities                                                   2,751.0            2,723.9            2,440.7        12.7%
                                                          -------------------------------------------------------
          Total liabilities                                       105,525.3          103,037.5          102,285.5         3.2%
                                                          -------------------------------------------------------

STOCKHOLDERS' EQUITY
Preferred stock                                                       135.4              173.5              207.1       -34.6%
Common stock                                                        2,936.2            2,927.6            2,882.6         1.9%
Capital in excess of aggregate stated value of common               4,122.5            4,052.5            4,346.4        -5.2%
Retained earnings                                                   3,129.6            2,879.9            2,625.1        19.2%
Net unrealized holding gains (losses) on
   securities available for sale                                      121.0               94.1               19.9          N/A
Treasury stock                                                        (68.7)             (38.1)            (213.1)      -67.8%
                                                          -------------------------------------------------------
          Total stockholders' equity                               10,376.0           10,089.5            9,868.0         5.1%
                                                          -------------------------------------------------------
          Total liabilities and stockholders' equity             $115,901.3         $113,127.0         $112,153.5         3.3%
                                                          =======================================================

                                                                                                                       Page 12

BANC ONE CORPORATION AND SUBSIDIARIES               QUARTERLY AVERAGE BALANCE SHEET, YIELDS & RATES (1) (2)

                                                Fourth Quarter 1997                    Third Quarter 1997
                                    -------------------------------------------------------------------------------
                                       Average      Income /       Yield /     Average      Income /     Yield /
(millions) (unaudited)                 Balance      Expense         Rate       Balance      Expense       Rate
-------------------------------------------------------------------------------------------------------------------
Short term investments                $1,151.3        $16.2         5.58%       $757.5       $10.6        5.55%
Loans held for sale                      460.1          8.8         7.59%        419.8         7.9        7.47%
Securities: (4) (5)
    Taxable                           12,954.9        216.8         6.64%     13,868.9       228.9        6.55%
    Tax exempt                         1,340.4         26.2         7.75%      1,436.5        28.8        7.95%
                                    -----------------------                 ----------------------
Total securities                      14,295.3        243.0         6.74%     15,305.4       257.7        6.68%
Loans and leases: (3)
    Commercial                        21,945.5        457.9         8.28%     21,704.1       458.2        8.38%
    Real estate - commercial           5,681.5        129.7         9.06%      5,914.1       134.6        9.03%
    Real estate - construction         3,936.3         96.2         9.70%      4,037.3        98.9        9.72%
    Leases, net                        2,582.5         44.3         6.81%      2,540.7        48.1        7.51%
    Home equity                        9,245.0        223.5         9.59%      8,744.8       213.7        9.70%
    Real estate - residential          7,271.3        172.6         9.42%      7,299.7       170.2        9.25%
    Indirect consumer loans            8,313.0        197.5         9.43%      8,322.3       199.5        9.51%
    Auto lease                         6,576.8        148.6         8.96%      6,235.1       134.2        8.54%
    Student loans                      1,746.6         33.0         7.50%      1,984.5        37.1        7.42%
    Other                              4,064.0        114.3        11.16%      4,117.1       121.3       11.69%
    Credit card                       11,831.3        439.8        14.75%     14,281.7       508.1       14.11%
                                    -----------------------                 ----------------------
Total net loans and leases            83,193.8      2,057.4         9.81%     85,181.4     2,123.9        9.89%

Total earning assets                  99,100.5     $2,325.4         9.31%    101,664.1    $2,400.1        9.37%

Allowance for credit losses           (1,310.1)                               (1,361.0)
Other assets                          14,709.4                                13,182.6
                                    ----------                             -----------
          Total assets              $112,499.8                              $113,485.7
                                    ==========                             ===========

Deposits:
    Noninterest bearing              $16,592.3                               $15,934.0
    Interest bearing demand            1,509.3         $5.6         1.47%      1,515.7        $6.6        1.73%
    Money market and savings          32,437.6        293.2         3.59%     31,765.8       282.4        3.53%
    Time deposits:
        CD's less than $100,000       17,474.1        237.6         5.39%     18,006.7       246.9        5.44%
        CD's $100,000 and over:
            Domestic                   5,028.1         69.7         5.50%      5,726.2        78.6        5.45%
            Foreign                    2,363.6         32.4         5.44%      2,482.7        33.6        5.37%
                                    -----------------------                 ----------------------
Total deposits                        75,405.0        638.5         3.36%     75,431.1       648.1        3.41%
Borrowed Funds:
    Short-term                        12,396.4        182.4         5.84%     15,105.0       211.5        5.56%
    Long-term                         11,334.9        172.5         6.04%     10,156.1       164.3        6.42%
                                    -----------------------                 ----------------------
Total borrowed funds                  23,731.3        354.9         5.93%     25,261.1       375.8        5.90%

Total interest bearing liabilities    82,544.0       $993.4         4.77%     84,758.2    $1,023.9        4.79%
Other liabilities                      3,319.8                                 2,951.0
Preferred stock                          142.7                                   176.2
Common equity (6)                      9,901.0                                 9,666.3
                                    ----------                             ------------
Total liabilities and equity        $112,499.8                              $113,485.7
                                    ==========                             ===========

(1)  Fully taxable equivalent basis

(2)  Certain prior period amounts have been reclassified for comparison purposes

(3)  Nonaccrual loans are included in loan balances

(4)  Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.

(5)  Fair value of total securities at December 31, 1997 approximates $15,268

(6)  Net unrealized holding gains (losses) on securities available for sale, net of tax


                                          $104.0                                  $64.7
                                    ============                           ============

                                                 Fourth Quarter 1996
                                    -----------------------------------------
                                    /    Average     Income /      Yield /
(millions) (unaudited)                   Balance     Expense        Rate
-----------------------------------------------------------------------------
Short term investments                    $793.3       $10.4        5.22%
Loans held for sale                        452.9         6.4        5.62%
Securities: (4) (5)
    Taxable                             16,653.2       271.2        6.48%
    Tax exempt                           1,663.6        33.0        7.89%
                                    ------------------------
Total securities                        18,316.8       304.2        6.61%
Loans and leases: (3)
    Commercial                          19,925.4       413.3        8.25%
    Real estate - commercial             6,322.3       143.1        9.00%
    Real estate - construction           3,517.7        87.1        9.85%
    Leases, net                          2,210.1        41.1        7.40%
    Home equity                          7,281.6       177.2        9.68%
    Real estate - residential            6,377.4       144.7        9.03%
    Indirect consumer loans              9,330.7       215.7        9.20%
    Auto lease                           4,044.5        86.8        8.54%
    Student loans                        1,793.4        34.2        7.59%
    Other                                4,107.1       119.4       11.57%
    Credit card                         13,661.7       528.5       15.39%
                                    ------------------------
Total net loans and leases              78,571.9     1,991.1       10.08%

Total earning assets                    98,134.9    $2,312.1        9.37%

Allowance for credit losses             (1,137.4)
Other assets                            11,173.1
                                     -----------
          Total assets                $108,170.6
                                     ===========

Deposits:
    Noninterest bearing                $14,601.9
    Interest bearing demand              2,085.6        $8.8        1.68%
    Money market and savings            29,430.5       250.4        3.38%
    Time deposits:
        CD's less than $100,000         18,293.2       257.6        5.60%
        CD's $100,000 and over:
            Domestic                     5,560.5        76.2        5.45%
            Foreign                      3,081.2        41.5        5.36%
                                    ------------------------
Total deposits                          73,052.9       634.5        3.46%
Borrowed Funds:
    Short-term                          16,759.7       216.4        5.14%
    Long-term                            5,982.1       100.3        6.67%
                                    ------------------------
Total borrowed funds                    22,741.8       316.7        5.54%

Total interest bearing liabilities      81,192.8      $951.2        4.66%
Other liabilities                        2,729.9
Preferred stock                            213.6
Common equity (6)                        9,432.4
                                     -----------
Total liabilities and equity          $108,170.6
                                     ===========



(1)  Fully taxable equivalent basis

(2)  Certain prior period amounts have been reclassified for comparison purposes

(3)  Nonaccrual loans are included in loan balances

(4)  Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.

(5)  Fair value of total securities at December 31, 1997 approximates $15,268

(6)  Net unrealized holding gains (losses) on securities available for sale, net of tax


                                          $34.4
                                    ===========

                                                                                                   Page 13

BANC ONE CORPORATION AND SUBSIDIARIES                    YEAR TO DATE AVERAGE BALANCE SHEET, YIELDS & RATES(1)(2)

                                                    Twelve months ended 1997                         Twelve months ended 1996
                                         -------------------------------------------         ---------------------------------------
                                            Average        Income /        Yield /            Average      Income /         Yield /
(millions) (unaudited)                      Balance        Expense          Rate              Balance      Expense           Rate
------------------------------------------------------------------------------------         ---------------------------------------
Short term investments                       $886.9          $49.2           5.55%               $662.2         $36.8          5.56%
Loans held for sale                         1,149.9          139.2          12.11%                549.4          39.5          7.19%
Securities: (4) (5)
    Taxable                                15,036.4          987.7           6.57%             17,378.7       1,128.4          6.49%
    Tax exempt                              1,453.6          117.2           8.06%              1,694.2         139.4          8.23%
                                         -------------------------                           ------------------------
Total securities                           16,490.0        1,104.9           6.70%             19,072.9       1,267.8          6.65%
Loans and leases: (3)
    Commercial                             21,252.0        1,775.5           8.35%             19,368.9       1,600.3          8.26%
    Real estate - commercial                5,948.1          537.3           9.03%              6,162.6         553.1          8.98%
    Real estate - construction              3,910.0          379.0           9.69%              3,214.4         316.4          9.84%
    Leases, net                             2,465.4          178.3           7.23%              2,025.9         150.5          7.43%
    Home equity                             8,341.0          809.5           9.71%              5,966.8         581.9          9.75%
    Real estate - residential               7,019.9          652.0           9.29%              5,931.2         522.3          8.81%
    Indirect consumer loans                 8,730.5          814.4           9.33%              9,802.8         876.6          8.94%
    Auto lease                              5,813.2          506.3           8.71%              3,435.9         286.9          8.35%
    Student loans                           1,946.8          146.0           7.50%              1,733.4         135.5          7.82%
    Other                                   4,114.5          499.9          12.15%              4,971.4         582.1         11.71%
    Credit card                            12,583.2        1,845.5          14.67%             12,471.3       1,849.7         14.83%
                                         -------------------------                           ------------------------
Total net loans and leases                 82,124.6        8,143.7           9.92%             75,084.6       7,455.3          9.93%

Total earning assets                      100,651.4       $9,437.0           9.38%             95,369.1      $8,799.4          9.23%

Allowance for credit losses                (1,272.5)                                           (1,103.4)
Other assets                               12,941.3                                            10,678.6
                                         ----------                                          ----------
          Total assets                   $112,320.2                                          $104,944.3
                                         ==========                                          ==========

Deposits:
    Noninterest bearing                   $15,620.6                                           $14,203.1
    Interest bearing demand                 1,654.1          $26.7           1.61%              2,391.5         $42.9          1.79%
    Money market and savings               31,284.1        1,097.8           3.51%             29,008.1         963.3          3.32%
    Time deposits:
        CD's less than $100,000            17,935.8          981.1           5.47%             18,928.8       1,053.2          5.56%
        CD's $100,000 and over:
            Domestic                        5,646.2          309.8           5.49%              5,432.2         270.8          4.99%
            Foreign                         2,396.2          129.8           5.42%              2,428.9         130.0          5.35%
                                         -------------------------                            -----------------------
Total deposits                             74,537.0        2,545.2           3.41%             72,392.6       2,460.2          3.40%
Borrowed Funds:
    Short-term                             15,626.8          858.9           5.50%             15,372.4         803.4          5.23%
    Long-term                               9,329.6          586.9           6.29%              5,083.4         334.0          6.57%
                                         -------------------------                            -----------------------
Total borrowed funds                       24,956.4        1,445.8           5.79%             20,455.8       1,137.4          5.56%

Total interest bearing liabilities         83,872.8       $3,991.0           4.76%             78,645.3      $3,597.6          4.57%
Other liabilities                           2,948.2                                             2,569.9
Preferred stock                               177.0                                               236.1
Common equity (6)                           9,701.6                                             9,289.9
                                         ----------                                          ----------
Total liabilities and equity             $112,320.2                                          $104,944.3
                                         ==========                                          ==========

(1)  Fully taxable equivalent basis

(2)  Certain prior period amounts have been reclassified for comparison purposes

(3)  Nonaccrual loans are included in loan balances

(4)  Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.

(5)  Fair value of total securities at December 31, 1997 approximates $15,268

(6)  Net unrealized holding gains (losses) on securities available for sale, net of tax

                                              $35.9                                                $9.8
                                         ==========                                          ==========


                                                                                                                             Page 14

BANC ONE CORPORATION AND SUBSIDIARIES


MANAGED LOAN GROWTH ANALYSIS(1)(2)                    DECEMBER 31, 1997                                  GROWTH(3)
                                 -------------------------------------------------------------------------------------------
                                         BALANCE SHEET                             TOTAL
                                 ----------------------------
(millions) (unaudited)             REPORTED    HELD FOR SALE     SECURITIZED       MANAGED     4Q97 VS. 3Q97   4Q97 VS. 4Q96
----------------------------------------------------------------------------------------------------------------------------
          PERIOD END BALANCES
WHOLESALE
  Commercial loans                 $22,446.0                                     $22,446.0            9.99%            7.23%
  Real estate - commercial           5,601.4                                       5,601.4          -12.23%          -14.55%
  Real estate - construction         3,808.1                                       3,808.1          -29.16%            2.76%
  Leases                             2,767.3                                       2,767.3           30.86%           18.95%
                                 ---------------------------------------------------------
      Total wholesale               34,622.8                                      34,622.8            3.12%            3.29%

CONSUMER
  Real estate - residential          7,189.4       $540.0                          7,729.4           10.88%           10.97%
  Home equity                        9,488.0                       $168.4          9,656.4           19.32%           21.01%
  Indirect consumer                  7,683.4                      1,646.4          9,329.8           -4.23%           -8.57
  Auto Lease                         6,748.6                                       6,748.6           21.79%           56.32
  Student                            1,831.8                        745.5          2,577.3           41.43%           -1.71%
  Other consumer                     3,984.8                        106.4          4,091.2           -3.46%           11.07%
                                 ---------------------------------------------------------
     Total Consumer                 36,926.0        540.0         2,666.7         40,132.7           11.32%           12.19%
CREDIT CARDS                        10,504.0      1,822.0        28,467.3         40,793.3           17.33%           16.52%
                                 ---------------------------------------------------------
     Total loans and leases        $82,052.8     $2,362.0       $31,134.0       $115,548.8           10.91%           10.78%
                                 =========================================================


          AVERAGE BALANCES                      THREE MONTHS ENDED DECEMBER 31, 1997                     GROWTH(3)
                                 -------------------------------------------------------------------------------------------
WHOLESALE
  Commercial loans                 $21,945.5                                     $21,945.5            4.41%            6.48%
  Real estate - commercial           5,681.5                                       5,681.5          -15.60%          -11.93%
  Real estate - construction         3,936.3                                       3,936.3           -9.93%            8.77%
  Leases                             2,582.5                                       2,582.5            6.53%           16.85%
                                 ---------------------------------------------------------
      Total wholesale               34,145.8                                      34,145.8           -0.58%            3.82%

CONSUMER
  Real estate - residential          7,271.3       $460.1                          7,731.4            4.79%           10.48%
  Home equity                        9,245.0                       $174.7          9,419.7           21.73%           20.05%
  Indirect consumer                  8,313.0                      1,248.0          9,561.0           -2.48%           -9.72
  Auto Lease                         6,576.8                                       6,576.8           21.74%           62.61
  Student                            1,746.6                        761.6          2,508.2          -25.22%           -3.73%
  Other consumer                     4,064.0                        114.1          4,178.1            4.59%           12.97%
                                 ---------------------------------------------------------
     Total consumer                 37,216.7        460.1         2,298.4         39,975.2            7.49%           11.72%
CREDIT CARDS                        11,831.3                     27,354.3         39,185.6           16.37%           19.63%
                                 ---------------------------------------------------------
     Total loans and leases        $83,193.8       $460.1       $29,652.7       $113,306.6            8.01%           11.71%
                                 =========================================================

(1)  Represents total of on-balance sheet loans, loans held for sale, and securitized loans.

(2)  Prior periods restated to conform with current period presentation; e.g. acquisitions, dispositions, loan purchases/sales, and reclassifications.

(3)  Annualized
                                                                                                  Page 15

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                              QUARTERLY RESULTS

MANAGED CREDIT CARD DETAIL (1)                                              Three Months Ended
                                                   -------------------------------------------------------------------------------
                                                      Dec. 31,       Sep. 30,        Jun. 30,        Mar. 31,        Dec. 31,
(millions) (unaudited)                                    1997           1997            1997            1997            1996
----------------------------------------------------------------------------------------------------------------------------------
    BANC ONE CORPORATION
----------------------------------------------------------------------------------------------------------------------------------
PERIOD END LOANS                    - MANAGED        $40,793.3      $38,915.9       $36,151.9       $34,783.8       $34,838.0
                                    - securitized    (28,467.3)     (27,467.2)      (22,636.3)      (21,314.4)      (20,414.5)
                                                   -------------------------------------------------------------------------------
                                    - reported        12,326.0       11,448.7        13,515.6        13,469.4        14,423.5
                                                   -------------------------------------------------------------------------------
AVERAGE LOANS                       - MANAGED         39,185.6       37,603.6        35,123.2        34,882.7        33,370.5
                                    - securitized    (27,354.3)     (23,321.9)      (21,882.5)      (20,976.2)      (19,708.8)
                                                   -------------------------------------------------------------------------------
                                    - reported        11,831.3       14,281.7        13,240.7        13,906.5        13,661.7
----------------------------------------------------------------------------------------------------------------------------------
NET CHARGE-OFFS - AMOUNT            - MANAGED            530.4          548.1           544.2           485.1           470.8
                                    - securitized       (357.3)        (342.9)         (334.3)         (328.3)         (292.0)
                                                   -------------------------------------------------------------------------------
                                    - reported           173.1          205.2           209.9           156.8           178.8
                                                   -------------------------------------------------------------------------------
                - RATE              - MANAGED             5.37%          5.78%           6.22%           5.63%           5.61%
                                    - securitized         5.18%          5.83%           6.13%           6.35%           5.89%
                                                   -------------------------------------------------------------------------------
                                    - reported            5.80%          5.70%           6.36%           4.57%           5.21%
----------------------------------------------------------------------------------------------------------------------------------
DELINQUENCY RATE - 30+ DAYS         - MANAGED             5.16%          4.85%           4.76%           5.21%           5.22%
                                    - securitized         5.23%          4.62%           4.83%           5.22%           5.48%
                                                   -------------------------------------------------------------------------------
                                    - reported            4.99%          5.41%           4.68%           5.20%           4.84%
                                                   -------------------------------------------------------------------------------
                 - 90+ DAYS         - MANAGED             2.29%          2.02%           2.11%           2.39%           2.23%
                                    - securitized         2.34%          1.92%           2.15%           2.40%           2.34%
                                                   -------------------------------------------------------------------------------
                                    - reported            2.17%          2.27%           2.05%           2.35%           2.05%
----------------------------------------------------------------------------------------------------------------------------------
CREDIT CARD CHARGE VOLUME           - MANAGED         12,859.2       11,738.8        10,168.9         9,385.1        11,390.0
NEW ACCOUNTS OPENED                 - MANAGED          2,405.5        2,285.6         2,209.9         1,237.8         1,730.4
CREDIT CARDS ISSUED                 - MANAGED         40,502.8       38,738.0        37,739.0        37,994.8        36,205.7
ACCOUNTS ON FILE                    - MANAGED         31,396.0       30,117.8        29,427.0        29,564.8        28,044.7
===================================================================================================================================


                                                                              Three Months Ended
                                                    ----------------------------------------------------------------------------
                                                         Dec. 31,       Sep. 30,       Jun. 30,       Mar. 31,       Dec. 31,
CONSOLIDATED BANC ONE CREDIT QUALITY                         1997           1997           1997           1997           1996
                                                    ----------------------------------------------------------------------------
Allowance for credit losses - period end                 $1,325.9       $1,343.6       $1,362.2       $1,222.4       $1,197.7
Nonperforming assets - period end:
Nonaccrual                                                 $408.8         $427.0         $395.4         $371.9         $374.2
Renegotiated                                                  0.8            0.9            1.0            2.3            8.2
Other real estate owned                                      66.6           57.1           53.7           59.6           53.0
                                                    ----------------------------------------------------------------------------
  Total nonperforming assets                               $476.2         $485.0         $450.1         $433.8         $435.4

Loans delinquent over 90 days                              $559.2         $640.8         $494.2         $516.3         $483.9

Gross charge-offs                                          $361.3         $363.4         $365.1         $332.7         $323.7
Recoveries                                                   71.0           74.0           71.3           85.4           64.0
                                                    ----------------------------------------------------------------------------
  Net charge-offs                                          $290.3         $289.4         $293.8         $247.3         $259.7

Allowance to ending loans and leases                         1.62%          1.62%          1.62%          1.55%          1.51%
Allowance to nonperforming loans and leases                 323.7%         314.0%         343.6%         326.7%         313.2%
Nonperforming assets to ending loans and leases (3)          0.56%          0.58%          0.53%          0.53%          0.54%
90 days delinquent to ending loans and leases (3)            0.66%          0.77%          0.58%          0.63%          0.60%
Net charge-offs to average loans and leases (2) (3)          1.38%          1.34%          1.42%          1.24%          1.31%

(1)  Includes credit card loans held for sale
(2)  Annualized
(3)  Includes loans held for sale                                                                                            Page 16